UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2021

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement
On October 12, 2021, Ellington Financial Inc. (the “Company”) and Ellington Financial Management LLC (the “Manager”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 5,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock on the same terms and conditions, which the Underwriters exercised in full on October 14, 2021. Subject to customary closing conditions, the closing of the offering of 5,750,000 shares of Common Stock (including the 750,000 shares being issued pursuant to the Underwriters' option) is expected to occur on October 15, 2021
The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business the Underwriters or their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
The offering of Common Stock is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254762) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 9, 2021.
The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
In connection with the offering, Vinson & Elkins L.L.P. has provided the Company with an opinion regarding the legality of the shares of Common Stock. A copy of the opinion is attached to this report as Exhibit 5.1 and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Our results can fluctuate from month to month depending on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends, including the ongoing spread and economic effects of the novel coronavirus (COVID-19). Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 16, 2021, as amended, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 Item 9.01.    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of October 12, 2021 by and among Ellington Financial Inc. and Ellington Financial Management LLC, on the one hand, and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein, on the other hand

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Stock
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	October 15, 2021	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer